EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports Fourth Quarter and Full-Year 2020 Results

London, February 24, 2021 – LivaNova PLC (NASDAQ: LIVN), a market-leading medical technology and innovation company, today reported results for the quarter and full-year ended December 31, 2020.
For the fourth quarter of 2020, worldwide sales from continuing operations were $269.6 million, a decrease of 6.3 percent on a reported basis and a decline of 7.7 percent on a constant-currency1 basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), fourth quarter 2020 diluted loss per share from continuing operations was $5.74. Fourth quarter 2020 adjusted diluted earnings per share from continuing operations was $0.71.
"Sales in all product categories and regions improved sequentially over the third quarter of 2020," said Damien McDonald, Chief Executive Officer of LivaNova. "We start 2021 with three clear objectives: execute on our core growth drivers, achieve the milestones for our pipeline priorities, and continue to execute on initiatives to improve profitability and cash generation. These fundamental objectives, combined with our expectation for declining COVID-19 infection rates, make us optimistic that our 2021 results will improve over the course of the year. We believe our efforts will enable us to most effectively serve our patients and position the company to achieve long-term success."

1Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

Fourth Quarter 2020 Results
The following table summarizes worldwide sales for the fourth quarter of 2020 by business:

$ in millions	Three Months Ended December 31,		% Change	Constant-Currency % Change
Business / Product Line:	2020	2019
Cardiopulmonary	$122.1	$132.6	(7.9)%	(10.0)%
Heart Valves	24.2	32.1	(24.6)%	(27.2)%
Advanced Circulatory Support	13.3	8.8	50.4%	50.3%
Cardiovascular	159.6	173.5	(8.0)%	(10.1)%
Neuromodulation	109.2	113.1	(3.5)%	(3.8)%
Other	0.8	1.0	(22.8)%	(27.3)%
Total Net Sales	$269.6	$287.6	(6.3)%	(7.7)%

•Note: Numbers may not add precisely due to rounding. Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.
Cardiovascular
Cardiovascular sales, which include Cardiopulmonary, Heart Valves and Advanced Circulatory Support (ACS) products, were $159.6 million, representing a 10.1 percent decrease versus the fourth quarter of 2019.
Sales in Cardiopulmonary products were $122.1 million, representing a 10.0 percent decline versus the fourth quarter of 2019. The sales decline was related to the impact of COVID-19 on cardiac surgery procedure volumes and a slowdown in capital equipment purchases.
Heart Valve sales were $24.2 million, a decrease of 27.2 percent compared to the fourth quarter of 2019.
ACS sales were $13.3 million in the quarter, an increase of 50.3 percent compared to the fourth quarter of 2019, due to the continued U.S. rollout of LifeSPARC™ and an increase in acute respiratory distress procedure volumes.

Neuromodulation
Neuromodulation sales were $109.2 million in the fourth quarter, representing a 3.8 percent decrease versus the fourth quarter of 2019. This decline was primarily related to the impact of COVID-19 on procedure volumes globally.
Financial Performance
On a U.S. GAAP basis, fourth quarter 2020 operating loss from continuing operations was $247.7 million, which includes an impairment charge of $208.2 million primarily related to the anticipated sale of the Heart Valve business and a $42.2 million provision for future obligations relating to hazardous substances from former operations at the Saluggia, Italy campus. Adjusted operating income from continuing operations for the fourth quarter of 2020 was $48.6 million, a decrease of 12.1 percent as compared to the fourth quarter of 2019, related to the revenue impact from COVID-19, partially offset by a reduction in adjusted selling, general and administrative (SG&A) expenses.
On a U.S. GAAP basis, fourth quarter 2020 effective tax rate was 6.2 percent, as compared to 4.5 percent in the fourth quarter of 2019. The adjusted effective tax rate in the quarter was a negative 0.1 percent, as compared to 5.3 percent in the fourth quarter of 2019, related to changes in the geographic income mix offset by a partial valuation allowance in the U.S.
On a U.S. GAAP basis, fourth quarter 2020 diluted loss per share from continuing operations was $5.74. Fourth quarter 2020 adjusted diluted earnings per share from continuing operations was $0.71, as compared to $1.00 per share in the fourth quarter of 2019.

Full-Year 2020 Results
The following table summarizes worldwide sales for the full-year 2020 by business:

$ in millions	Twelve Months Ended December 31,		% Change	Constant-Currency % Change
Business / Product Line:	2020	2019
Cardiopulmonary	$446.7	$504.7	(11.5)%	(11.4)%
Heart Valves	88.0	120.0	(26.6)%	(26.6)%
Advanced Circulatory Support	42.3	31.9	32.6%	32.6%
Cardiovascular	577.1	656.6	(12.1)%	(12.0)%
Neuromodulation	354.4	424.5	(16.5)%	(16.4)%
Other	2.7	3.0	(8.8)%	(10.7)%
Total Net Sales	$934.2	$1,084.2	(13.8)%	(13.7)%
•Note: Numbers may not add precisely due to rounding. Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.
Cardiovascular
Cardiovascular sales, which include Cardiopulmonary, Heart Valves and ACS products, were $577.1 million, representing a 12.0 percent decrease versus full-year 2019.
Sales in Cardiopulmonary products were $446.7 million, representing an 11.4 percent decline versus full-year 2019. For 2020, the sales decline was related to the impact of COVID-19 on cardiac surgery procedure volumes and a slowdown in capital equipment purchases.
Heart Valve sales were $88.0 million, a decrease of 26.6 percent compared to full-year 2019 due to the impact of COVID-19 on surgical valve replacement procedures.
ACS sales were $42.3 million, an increase of 32.6 percent compared to 2019, primarily due to the U.S. launch of LifeSPARC.

Neuromodulation
Neuromodulation sales were $354.4 million for full-year 2020, representing a 16.4 percent decrease versus 2019. This decline was primarily related to the impact of COVID-19 on procedure volumes globally.
Financial Performance
On a U.S. GAAP basis, full-year 2020 operating loss from continuing operations was $269.9 million, which includes an impairment charge of $208.2 million primarily related to the anticipated sale of the Heart Valve business and $57.5 million primarily for 3T Heater-Cooler® legal expenses, remeasurement of contingent consideration and a provision for future obligations relating to hazardous substances from former operations in Italy. Adjusted operating income from continuing operations for full-year 2020 was $97.5 million, a decrease of 45.7 percent as compared to full-year 2019, related to the revenue impact from COVID-19, partially offset by a reduction in expenses.
On a U.S. GAAP basis, full-year 2020 effective tax rate was 0.2 percent, as compared to 16.2 percent in 2019. The adjusted effective tax rate for full-year 2020 was 3.2 percent, as compared to 11.2 percent in 2019, related to changes in the geographic income mix offset by a partial valuation allowance in the U.S.
On a U.S. GAAP basis, full-year 2020 diluted loss per share from continuing operations was $7.07. Full-year 2020 adjusted diluted earnings per share from continuing operations was $1.27, as compared to $3.08 per share for full-year 2019. Full-year 2020 adjusted free cash flow was $16.9 million which is defined as net cash used in operating activities less investing activities and excludes one time extraordinary adjustments such as 3T litigation payments. Cash and cash equivalents totaled $252.8 million at December 31, 2020. Total debt was $655.6 million.

2021 Guidance
While continued COVID-related uncertainty is anticipated in 2021, sales levels are expected to return to more normalized levels in the second half of the year. As a result, LivaNova expects worldwide net sales from continuing operations for full-year 2021 to grow between 8 and 13 percent on a constant-currency basis. Adjusted diluted earnings per share from continuing operations for 2021 are expected to be in the range of $1.40 to $1.90. In 2021, the Company estimates that adjusted free cash flow, excluding extraordinary items, will be in the range of $30 to $50 million.

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, February 24 that will be accessible through the Investor section of the LivaNova website at www.livanova.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup to receive the webcast. To listen to the conference call by telephone, dial 844-239-5285 (if dialing from within the U.S. or Canada) or 512-961-6524 (if dialing from outside the U.S. or Canada). The conference ID is 1290829. Within 24 hours of the webcast, a replay will be available under the "News / Events & Presentations" section of the Investors portion of the LivaNova website, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 4,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide.
For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate, and earnings per share, respectively. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted gross profit percentage; adjusted selling, general and administrative expense; adjusted research and development expense; adjusted other operating expenses; adjusted operating income from continuing operations; adjusted segment operating income; adjusted income tax expense; adjusted net income from continuing operations; and adjusted diluted earnings per share from continuing operations, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning, and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the

Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2021, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) the severity and duration of the COVID-19 pandemic and its impact on our business, financial condition and results of operations; (ii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iii) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (iv) the ability to hire and retain key personnel; (v) the ability to attract new customers and retain existing customers in the manner anticipated; (vi) changes in legislation or governmental regulations affecting LivaNova; (vii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (viii) conditions in the credit markets; (ix) business and other financial risks inherent to the industries in which LivaNova operates; (x) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xi) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xii) the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs; (xiii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (xiv) and organizational and governance structure. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Melissa Farina Vice President, Investor Relations Phone: +1 (281) 228 7262 e-mail: investorrelations@LivaNova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended December 31,
	2020	2019	% Change at Actual Currency Rates	% Change at Constant-Currency Rates(1)
Cardiopulmonary
US	$36.3	$41.9	(13.3)%	(13.3)%
Europe	34.6	35.7	(3.1)%	(9.6)%
Rest of World	51.2	55.0	(6.8)%	(7.9)%
Total	122.1	132.6	(7.9)%	(10.0)%
Heart Valves
US	3.5	5.2	(33.2)%	(33.2)%
Europe	8.4	9.8	(13.8)%	(19.6)%
Rest of World	12.3	17.1	(28.1)%	(29.6)%
Total	24.2	32.1	(24.6)%	(27.2)%
Advanced Circulatory Support
US	13.0	8.5	53.3%	53.3%
Europe	0.2	0.2	N/M	N/M
Rest of World	0.1	0.1	N/M	N/M
Total	13.3	8.8	50.4%	50.3%
Cardiovascular
US	52.8	55.6	(5.0)%	(5.0)%
Europe	43.2	45.7	(5.5)%	(11.8)%
Rest of World	63.5	72.1	(11.9)%	(13.0)%
Total	159.6	173.5	(8.0)%	(10.1)%
Neuromodulation
US	85.2	89.5	(4.8)%	(4.8)%
Europe	11.5	12.2	(5.2)%	(10.7)%
Rest of World	12.5	11.4	8.9%	10.9%
Total	109.2	113.1	(3.5)%	(3.8)%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	0.8	1.0	(22.8)%	(27.3)%
Total	0.8	1.0	(22.8)%	(27.3)%
Totals
US	138.0	145.1	(4.9)%	(4.9)%
Europe	54.8	57.9	(5.4)%	(11.6)%
Rest of World	76.8	84.6	(9.2)%	(10.0)%
Total	$269.6	$287.6	(6.3)%	(7.7)%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Twelve Months Ended December 31,
	2020	2019	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$132.5	$161.5	(17.9)%	(17.9)%
Europe	122.1	135.6	(10.0)%	(11.7)%
Rest of World	192.1	207.6	(7.5)%	(6.1)%
Total	446.7	504.7	(11.5)%	(11.4)%
Heart Valves
US	12.5	18.9	(33.9)%	(33.9)%
Europe	31.3	40.5	(22.9)%	(24.3)%
Rest of World	44.3	60.6	(26.9)%	(25.9)%
Total	88.0	120.0	(26.6)%	(26.6)%
Advanced Circulatory Support
US	41.1	30.8	33.5%	33.5%
Europe	1.0	0.7	N/M	N/M
Rest of World	0.2	0.4	N/M	N/M
Total	42.3	31.9	32.6%	32.6%
Cardiovascular
US	186.1	211.2	(11.9)%	(11.9)%
Europe	154.3	176.9	(12.8)%	(14.4)%
Rest of World	236.6	268.6	(11.9)%	(10.6)%
Total	577.1	656.6	(12.1)%	(12.0)%
Neuromodulation
US	282.5	335.3	(15.8)%	(15.8)%
Europe	39.0	46.3	(15.7)%	(17.0)%
Rest of World	32.9	43.0	(23.4)%	(20.3)%
Total	354.4	424.5	(16.5)%	(16.4)%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	2.7	3.0	(8.8)%	(10.7)%
Total	2.7	3.0	(8.8)%	(10.7)%
Totals
US	468.6	546.5	(14.2)%	(14.2)%
Europe	193.4	223.2	(13.4)%	(14.9)%
Rest of World	272.2	314.5	(13.4)%	(12.0)%
Total	$934.2	$1,084.2	(13.8)%	(13.7)%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2020	2019	% Change
Net sales	$269.6	$287.6
Costs and expenses:
Cost of sales - exclusive of amortization	95.9	78.2
Product remediation	1.0	4.6
Selling, general and administrative	110.3	130.5
Research and development	44.5	23.7
Merger and integration expenses	0.7	9.1
Restructuring expenses	5.5	7.7
Impairment of disposal group	180.2	—
Impairment of goodwill	21.3	42.4
Impairment of long-lived assets	6.8	91.3
Amortization of intangibles	9.0	10.7
Decommissioning provision	42.2	—
Litigation provision, net	(0.1)	33.2
Operating loss from continuing operations	(247.7)	(144.0)	72.1%
Interest expense, net	(16.0)	(4.4)
Foreign exchange and other losses	(33.9)	(1.7)
Loss from continuing operations before tax	(297.6)	(150.1)	98.2%
Income tax benefit	(18.3)	(6.7)
Losses from equity method investments	—	—
Net loss from continuing operations	(279.3)	(143.4)	94.8%
Net (loss) income from discontinued operations, net of tax	(0.5)	0.2
Net loss	($279.8)	($143.2)	95.4%

Basic loss per share:
Continuing operations	($5.74)	($2.96)
Discontinued operations	(0.01)	—
	($5.75)	($2.96)

Diluted loss per share:
Continuing operations	($5.74)	($2.96)
Discontinued operations	(0.01)	—
	($5.75)	($2.96)

Weighted average common shares outstanding:
Basic	48.6	48.4
Diluted	48.6	48.4

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,		% Change (1)
	2020	2019
Adjusted SG&A (1)	$93.7	$107.5	(12.9)%
Adjusted R&D (1)	39.0	37.6	3.6%
Adjusted operating income from continuing operations (1)	48.6	55.3	(12.1)%
Adjusted net income from continuing operations (1)	34.9	48.8	(28.3)%
Adjusted diluted earnings per share from continuing operations (1)	$0.71	$1.00	(28.5)%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2020	2019	2020	2019
Gross profit	64.1%	71.2%	67.2%	69.7%
SG&A	40.9%	45.4%	34.7%	37.4%
R&D	16.5%	8.2%	14.5%	13.1%
Operating (loss) income from continuing operations	(91.9)%	(50.1)%	18.0%	19.2%
Net (loss) income from continuing operations	(103.6)%	(49.9)%	13.0%	17.0%
Income tax rate	6.2%	4.5%	(0.1)%	5.3%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Twelve Months Ended December 31,
	2020	2019	% Change
Net sales	$934.2	$1,084.2
Costs and expenses:
Cost of sales - exclusive of amortization	308.1	323.5
Product remediation	7.9	15.8
Selling, general and administrative	427.8	506.5
Research and development	152.9	146.8
Merger and integration expenses	7.3	23.5
Restructuring expenses	7.6	12.3
Impairment of disposal group	180.2	—
Impairment of goodwill	21.3	42.4
Impairment of long-lived assets	6.8	142.5
Amortization of intangibles	38.3	40.4
Decommissioning provision	42.2	—
Litigation provision, net	3.9	(0.6)
Operating loss from continuing operations	(269.9)	(168.9)	59.8%
Interest expense, net	(40.7)	(14.3)
Foreign exchange and other losses	(33.4)	(2.5)
Loss from continuing operations before tax	(344.0)	(185.7)	85.2%
Income tax benefit	(0.7)	(30.2)
Losses from equity method investments	(0.3)	—
Net loss from continuing operations	(343.5)	(155.5)	120.9%
Net (loss) income from discontinued operations, net of tax	(1.5)	0.4
Net loss	($345.0)	($155.2)	122.3%

Basic (loss) income per share:
Continuing operations	($7.07)	($3.22)
Discontinued operations	(0.03)	0.01
	($7.10)	($3.21)

Diluted (loss) income per share:
Continuing operations	($7.07)	($3.22)
Discontinued operations	(0.03)	0.01
	($7.10)	($3.21)

Weighted average common shares outstanding:
Basic	48.6	48.3
Diluted	48.6	48.3

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Twelve Months Ended December 31,
	2020	2019	% Change (1)
Adjusted SG&A (1)	$368.8	$421.6	(12.5)%
Adjusted R&D (1)	150.9	152.9	(1.3)%
Adjusted operating income from continuing operations (1)	97.5	179.7	(45.7)%
Adjusted net income from continuing operations (1)	61.9	150.4	(58.9)%
Adjusted diluted earnings per share from continuing operations (1)	$1.27	$3.08	(58.9)%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Twelve Months Ended December 31,		Adjusted (1) Twelve Months Ended December 31,
	2020	2019	2020	2019
Gross profit	66.2%	68.7%	66.1%	69.6%
SG&A	45.8%	46.7%	39.5%	38.9%
R&D	16.4%	13.5%	16.2%	14.1%
Operating (loss) income from continuing operations	(28.9)%	(15.6)%	10.4%	16.6%
Net (loss) income from continuing operations	(36.8)%	(14.3)%	6.6%	13.9%
Income tax rate	0.2%	16.2%	3.2%	11.2%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairments (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Non-recurring Legal, Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$95.9	$—	$—	($0.4)	$—	$—	$—	($6.7)	($0.5)	$—	$—	$88.3
Product remediation	1.0	—	—	—	—	(1.0)	—	—	—	—	—	—
Gross profit percent	64.1%	—%	—%	0.1%	—%	0.4%	—%	2.5%	0.2%	—%	—%	67.2%
Selling, general and administrative	110.3	—	—	—	—	—	(0.2)	(10.0)	(6.5)	—	—	93.7
Selling, general and administrative as a percent of net sales	40.9%	—%	—%	—%	—%	—%	(0.1)%	(3.7)%	(2.4)%	—%	—%	34.7%
Research and development	44.5	—	—	—	—	—	—	(4.3)	(1.2)	—	—	39.0
Research and development as a percent of net sales	16.5%	—%	—%	—%	—%	—%	—%	(1.6)%	(0.5)%	—%	—%	14.5%
Decommissioning provision	42.2	—	—	—	—	—	—	(42.2)	—	—	—	—
Litigation provision, net	(0.1)	—	—	—	—	—	—	0.1	—	—	—	—
Other operating expenses	223.4	(0.7)	(5.5)	(9.0)	(208.2)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(247.7)	0.7	5.5	9.4	208.2	1.0	0.2	63.1	8.2	—	—	48.6
Operating margin percent	(91.9)%	0.3%	2.1%	3.5%	77.2%	0.4%	0.1%	23.4%	3.1%	—%	—%	18.0%
Income tax (benefit) expense	(18.3)	(0.3)	0.4	(1.3)	23.1	0.3	—	(0.1)	(0.4)	(3.7)	0.3	—
Net (loss) income from continuing operations	(279.3)	1.0	5.2	10.7	185.1	0.7	32.2	62.6	8.7	3.7	4.5	34.9
Diluted EPS - Continuing Operations	($5.74)	$0.02	$0.11	$0.22	$3.78	$0.01	$0.66	$1.28	$0.18	$0.08	$0.09	$0.71

GAAP results for the three months ended December 31, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairments primarily associated with the classification of Heart Valves as held for sale
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and provision for decommissioning at our Saluggia site
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes and intellectual property migration
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairments (D)	Product Remediation Expenses (E)	Acquisition Costs (F)	Non-recurring Legal and Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$78.2	$—	$—	($0.4)	$—	$—	$—	$9.7	($0.3)	$—	$—	$87.2
Product remediation	4.6	—	—	—	—	(4.6)	—	—	—	—	—	—
Gross profit percent	71.2%	—%	—%	0.1%	—%	1.6%	—%	(3.4)%	0.1%	—%	—%	69.7%
Selling, general and administrative	130.5	—	—	(0.1)	—	—	(0.4)	(15.5)	(7.1)	—	—	107.5
Selling, general and administrative as a percent of net sales	45.4%	—%	—%	—%	—%	—%	(0.1)%	(5.4)%	(2.5)%	—%	—%	37.4%
Research and development	23.7	—	—	—	(2.7)	—	3.3	14.4	(1.1)	—	—	37.6
Research and development as a percent of net sales	8.2%	—%	—%	—%	(0.9)%	—%	1.2%	5.0%	(0.4)%	—%	—%	13.1%
Litigation provision, net	33.2	—	—	—	—	—	—	(33.2)	—	—	—	—
Other operating expenses	161.2	(9.1)	(7.7)	(10.7)	(133.7)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(144.0)	9.1	7.7	11.2	136.4	4.6	(2.9)	24.6	8.4	—	—	55.3
Operating margin percent	(50.1)%	3.2%	2.7%	3.9%	47.4%	1.6%	(1.0)%	8.6%	2.9%	—%	—%	19.2%
Income tax (benefit) expense	(6.7)	0.3	1.1	1.1	11.3	1.0	(0.6)	0.2	0.4	(5.6)	0.3	2.7
Net (loss) income from continuing operations	(143.4)	8.9	6.5	10.2	125.1	3.6	(2.3)	24.4	8.1	5.6	2.1	48.8
Diluted EPS - Continuing Operations	($2.96)	$0.18	$0.13	$0.21	$2.56	$0.07	($0.05)	$0.50	$0.17	$0.11	$0.04	$1.00

GAAP results for the three months ended December 31, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairment of Transcatheter Mitral Valve Replacement goodwill, intangible assets and other long-lived assets
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs related to acquisitions
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and AR reserves
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler litigation settlement and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Twelve Months Ended December 31, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairments (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Non-recurring Legal, Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$308.1	$—	$—	($1.4)	$—	$—	$—	$12.2	($1.9)	$—	$—	$317.0
Product remediation	7.9	—	—	—	—	(7.9)	—	—	—	—	—	—
Gross profit percent	66.2%	—%	—%	0.1%	—%	0.8%	—%	(1.3)%	0.2%	—%	—%	66.1%
Selling, general and administrative	427.8	—	—	(1.4)	—	—	(2.6)	(25.3)	(29.7)	—	—	368.8
Selling, general and administrative as a percent of net sales	45.8%	—%	—%	(0.1)%	—%	—%	(0.3)%	(2.7)%	(3.2)%	—%	—%	39.5%
Research and development	152.9	—	—	(0.1)	—	—	—	1.6	(3.5)	—	—	150.9
Research and development as a percent of net sales	16.4%	—%	—%	—%	—%	—%	—%	0.2%	(0.4)%	—%	—%	16.2%
Decommissioning provision	42.2	—	—	—	—	—	—	(42.2)	—	—	—	—
Litigation provision, net	3.9	—	—	—	—	—	—	(3.9)	—	—	—	—
Other operating expenses	261.4	(7.3)	(7.6)	(38.3)	(208.2)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(269.9)	7.3	7.6	41.2	208.2	7.9	2.6	57.5	35.1	—	—	97.5
Operating margin percent	(28.9)%	0.8%	0.8%	4.4%	22.3%	0.8%	0.3%	6.2%	3.8%	—%	—%	10.4%
Income tax (benefit) expense	(0.7)	—	0.4	3.2	23.1	1.4	—	2.2	0.6	(28.1)	—	2.1
Net (loss) income from continuing operations	(343.5)	7.3	7.2	38.0	185.1	6.4	30.0	54.8	34.5	28.1	14.0	61.9
Diluted EPS - Continuing Operations	($7.07)	$0.15	$0.15	$0.78	$3.79	$0.13	$0.61	$1.12	$0.71	$0.58	$0.29	$1.27

GAAP results for the twelve months ended December 31, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairments primarily associated with the classification of Heart Valves as held for sale
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and provision for decommissioning at our Saluggia site
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes, interest related to the 3T Heater-Cooler matter, intellectual property migration and interest reversed upon the settlement of a tax litigation matter
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Twelve Months Ended December 31, 2019	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairments (D)	Product Remediation Expenses (E)	Acquisition Costs (F)	Non-recurring Legal and Contingent Consideration and Other Reserves (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$323.5	$—	$—	($2.4)	$—	$—	$—	$10.2	($1.3)	$—	$—	$329.9
Product remediation	15.8	—	—	—	—	(15.8)	—	—	—	—	—	—
Gross profit percent	68.7%	—%	—%	0.2%	—%	1.5%	—%	(0.9)%	0.1%	—%	—%	69.6%
Selling, general and administrative	506.5	—	—	(0.5)	—	—	(1.1)	(57.6)	(25.6)	—	—	421.6
Selling, general and administrative as a percent of net sales	46.7%	—%	—%	—%	—%	—%	(0.1)%	(5.3)%	(2.4)%	—%	—%	38.9%
Research and development	146.8	—	—	(0.2)	(3.6)	—	1.9	13.6	(5.6)	—	—	152.9
Research and development as a percent of net sales	13.5%	—%	—%	—%	(0.3)%	—%	0.2%	1.3%	(0.5)%	—%	—%	14.1%
Litigation provision, net	(0.6)	—	—	—	—	—	—	0.6	—	—	—	—
Other operating expenses	261.0	(23.5)	(12.3)	(40.4)	(184.9)	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(168.9)	23.5	12.3	43.5	188.5	15.8	(0.7)	33.3	32.6	—	—	179.7
Operating margin percent	(15.6)%	2.2%	1.1%	4.0%	17.4%	1.5%	(0.1)%	3.1%	3.0%	—%	—%	16.6%
Income tax (benefit) expense	(30.2)	3.5	2.3	9.3	23.7	4.6	(0.1)	5.6	6.0	(6.8)	1.1	19.0
Net (loss) income from continuing operations	(155.5)	19.9	10.0	34.2	164.8	11.2	(0.6)	27.7	26.6	6.8	5.3	150.4
Diluted EPS - Continuing Operations	($3.22)	$0.41	$0.20	$0.70	$3.38	$0.23	($0.01)	$0.57	$0.54	$0.14	$0.11	$3.08

GAAP results for the twelve months ended December 31, 2019 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Impairment of Transcatheter Mitral Valve Replacement goodwill, intangible assets and other long-lived assets and Obstructive Sleep Apnea intangible assets and other long-lived assets
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs related to acquisitions
(G)	3T Heater-Cooler litigation provision, 3T insurance recovery, legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters, remeasurement of contingent consideration related to acquisitions and AR reserves
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler litigation settlement and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$252.8	$61.1
Accounts receivable, net of allowance	184.4	257.8
Inventories	126.7	164.2
Prepaid and refundable taxes	60.2	37.8
Assets held for sale	70.5	—
Prepaid expenses and other current assets	24.8	28.6
Total Current Assets	719.4	549.4
Property, plant and equipment, net	163.8	181.4
Goodwill	922.3	915.8
Intangible assets, net	437.6	607.5
Operating lease assets	50.5	54.4
Investments	31.1	27.3
Deferred tax assets	3.0	68.7
Other assets	83.5	7.4
Total Assets	$2,411.4	$2,411.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$13.3	$77.4
Accounts payable	73.7	85.9
Accrued liabilities and other	95.4	120.1
Current litigation provision liability	28.6	146.0
Taxes payable	16.5	12.7
Accrued employee compensation and related benefits	51.9	70.4
Liabilities held for sale	29.7	—
Total Current Liabilities	309.1	512.6
Long-term debt obligations	642.3	260.3
Contingent consideration	89.9	114.4
Litigation provision liability	7.9	24.4
Deferred tax liabilities	8.9	32.2
Long-term operating lease liabilities	42.2	46.0
Long-term employee compensation and related benefits	20.6	22.8
Long-term derivative liabilities	121.9	0.1
Other long-term liabilities	49.7	15.3
Total Liabilities	1,292.5	1,028.1
Total Stockholders’ Equity	1,118.8	1,383.7
Total Liabilities and Stockholders’ Equity	$2,411.4	$2,411.8

* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Twelve Months Ended December 31,
	2020	2019
Operating Activities:
Net loss	($345.0)	($155.2)
Non-cash items included in net loss:
Impairment of disposal group	180.2	—
Amortization	38.3	40.4
Deferred tax expense (benefit)	37.3	(26.3)
Stock-based compensation	35.1	32.6
Depreciation	29.0	30.3
Remeasurement of derivative instruments	22.1	—
Impairment of goodwill	21.3	42.4
Remeasurement of contingent consideration to fair value	(20.5)	(29.4)
Amortization of operating lease assets	14.0	12.3
Amortization of debt issuance costs	9.7	2.2
Impairment of long-lived assets	6.8	142.5
Amortization of income taxes payable on inter-company transfers of property	2.2	2.6
Other	1.2	3.2
Changes in operating assets and liabilities:
Accounts receivable, net	58.8	(5.3)
Inventories	1.4	(10.6)
Other current and non-current assets	(39.6)	(2.1)
Accounts payable and accrued current and non-current liabilities	(0.9)	(38.6)
Taxes payable	3.6	(8.4)
Litigation provision liability, net	(134.3)	(123.7)
Net cash used in operating activities	(79.4)	(91.1)
Investing Activities:
Purchases of property, plant and equipment	(35.0)	(24.7)
Purchases of investments	(3.2)	(2.5)
Loans to investees	(2.7)	—
Acquisitions, net of cash acquired	(1.7)	(10.8)
Proceeds from asset sales	1.4	1.3
Purchases of intangible assets	—	(3.3)
Other	(0.7)	(1.3)
Net cash used in investing activities	(41.8)	(41.3)
Financing Activities:
Proceeds from long-term debt obligations	886.9	197.2
Repayment of long-term debt obligations	(482.1)	(24.2)
Proceeds from short-term borrowing (maturities greater than 90 days)	47.1	—
Repayment of short-term borrowing (maturities greater than 90 days)	(44.8)	—
Purchase of capped call	(43.1)	—
Debt issuance costs	(23.7)	(3.8)
Payment of contingent consideration	(12.0)	(19.0)
Closing adjustment payment for sale of CRM business	(14.9)	—
Shares repurchased from employees for minimum tax withholding	(5.6)	(7.1)
Proceeds from share issuances under ESPP	3.7	4.5
Change in short-term borrowing, net	(0.9)	(1.2)
Other	0.2	0.2
Net cash provided by financing activities	310.8	146.6
Effect of exchange rate changes on cash and cash equivalents	2.2	(0.2)
Net increase in cash and cash equivalents	191.7	13.9
Cash and cash equivalents at beginning of period	61.1	47.2
Cash and cash equivalents at end of period	$252.8	$61.1

* Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share from continuing operations, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share from continuing operations (in millions of shares):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP diluted weighted average shares outstanding	48.6	48.4	48.6	48.3
Add effects of stock-based compensation instruments	0.3	0.4	0.2	0.5
Adjusted diluted weighted average shares outstanding (1)	48.9	48.8	48.8	48.8

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add precisely due to rounding.